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THIS WEEK IN AUSTRALIA
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                                                                EQUITILINK
Week ending April 16, 1999                                 INVESTMENT MANAGEMENT
 ........................................

ECONOMIC NEWS
o National Australia Bank's March business survey showed conditions at the highest level since the monthly survey began in March 1997, consistent with around 5% GDP growth. The only concern is capacity use continues to rise, to 81.9% from 80.9% previously.
o Long-term unemployment has fallen to its lowest level in almost three years according to the Australian Bureau of Statistics March labour force data.

CORPORATE NEWS
o Forsters Brewing Group Ltd. has forecast that its wine club business will double within three years, as it buys more clubs mainly in Europe.
o News Corporation Ltd's. expansion in television and sports broadcasting in Europe has been setback because the UK Government has blocked B-Sky-B's $1 Bn takeover of English soccer team Manchester United. This action may limit B-Sky-B's broadcast rights opportunities.
o Brambles Industries Ltd. has been reporting ongoing positive news. One major Broking house has commented that in the past, negative concerns have offered excellent buying opportunities.
o ANZ Banking Group Ltd. broke through its all time highs this week. It is expected to announce sales of some of its emerging market operations, and a share buy-back scheme.

MARKETS
o    Strong  foreign  buying  of  Resource   stocks   supported  the  Australian
     Stockmarket this week.
o The Australian dollar appreciated following stronger economic data releases and some improvement in commodity prices.
o    Australian bond yields increased slightly this week.

 -----------------------------------------------------------------------------------------------------------------------
|             %       | Current |   1     Week  |   1      month |   3     months |    6      months  |   1       Year   |
| ASX All Ordinaries  |   3095  |  3056   +1.3% |  2990    +3.5% |  2809   +10.2% |   2459    +25.9%  |  2871     +7.8%  |
| ASX All Industrials |   5533  |  5517   +0.3% |  5383    +2.8% |  5039    +9.8% |   4271    +29.5%  |  4965    +11.4%  |
| ASX All Resources   |   1113  |  1038   +7.2% |  1030    +8.1% |   988   +12.7% |   1008    +10.4%  |  1194     -6.8%  |
| Australian Dollar   |  0.6429 | 0.6265  +2.6% | 0.6289   +2.2% | 0.6341   +1.4% |  0.6406    +0.4%  | 0.6496    -1.0%  |
 ------------------------------------------------------------------------------------------------------------------------

OUTLOOK
o Any recovery in commodity prices should support the Australian dollar and the Stockmarket in the near-term.
o On a fundamental basis, the outlook for the Australian Stockmarket is positive. The economy continues to show signs of strong growth, and inflation pressures are benign.

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The discussion of economic and market news is based on  information  believed to be accurate, but EquitiLink does not give any warranty in relation to the accuracy or reliability of such information. That discussion, as well as the discussion of outlook, which represents the views of EquitiLink, is subject to change as market and economic events unfold.